                                                                     EXHIBIT 1.1

                             SOUTHWEST AIRLINES CO.
                                DEBT SECURITIES
                                TERMS AGREEMENT


                                                       Dated:  February 28, 1995

To:      Southwest Airlines Co.
         2702 Love Field Drive
         Dallas, Texas  75235

Dear Sirs:

         We understand that Southwest Airlines Co., a Texas corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of debt securities. On behalf of the Underwriters named in Schedule I hereto (the "Underwriters"), and subject to the terms and conditions set forth herein or incorporated by reference herein, we hereby offer to purchase such Securities.

         The Securities to be purchased by the Underwriters, which are to be issued under an Indenture dated as of June 20, 1991 between the Company and NCNB Texas National Bank (now known as NationsBank of Texas, National Association), as Trustee, shall have the following terms:

         Title:                                    8% Notes Due 2005

         Principal amount to be issued:            $100,000,000

         Date of maturity:                         March 1, 2005

         Interest rate:                            8% per annum

         Interest payment dates:                   March 1 and September 1 of
                                                   each year, beginning
                                                   September 1, 1995, in
                                                   immediately available funds

         Public offering price:                    99.461%, plus accrued
                                                   interest from March 7, 1995

         Purchase price:                           98.811%, plus accrued
                                                   interest from March 7, 1995
                                                   (payable in same-day funds)

         Redemption provisions:                    Not redeemable prior to
                                                   maturity

         Defeasance:                               Yes

         Delayed Delivery Contracts:               None

         Book-entry arrangements:                  Authorized

         Underwriters' counsel:                    Vinson & Elkins L.L.P.,
                                                   Houston, Texas

         Closing date and location:                March 7, 1995, at the
                                                   offices of the Company, 2702
                                                   Love Field Drive, Dallas,
                                                   Texas

         Current ratings:                          Moody's Investor Service --
                                                   Baal Standard & Poor's -- A-

         All of the provisions contained in the document entitled "Southwest Airlines Co. Debt Securities, Underwriting Agreement--Basic Provisions," dated as of September 1, 1992, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety, except to the extent inconsistent herewith, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. The Underwriters severally agree, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase from the Company the respective principal amounts of Securities set forth opposite their names in Schedule I hereto.

         Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to the Underwriters c/o Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048.

         Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                     SALOMON BROTHERS INC
                                     LEHMAN BROTHERS INC.
                                     MERRILL LYNCH & CO.
                                          Merrill Lynch, Pierce, Fenner & Smith
                                                          Incorporated

                                     By:  Salomon Brothers Inc


                                     By:      /s/ James J. Ryan
                                     Title:   Managing Director

Accepted:

SOUTHWEST AIRLINES CO.


By:      /s/ Gary C. Kelly
Title:   Vice President & Chief Financial Officer

                                   SCHEDULE I



                                                                          PRINCIPAL
                         UNDERWRITER                                        AMOUNT
                         -----------                                       --------
Salomon Brothers Inc . . . . . . . . . . . . . . . . . . . . . .         $33,400,000
Lehman Brothers Inc. . . . . . . . . . . . . . . . . . . . . . .         $33,300,000

Merrill Lynch, Pierce, Fenner & Smith                                    $33,300,000
                      Incorporated.  . . . . . . . . . . . . . .


                                                                        ------------
         Total . . . . . . . . . . . . . . . . . . . . . . . . .        $100,000,000
                                                                        ============